                                           Wachovia Asset Securitization Issuance, LLC
                                              Asset-Backed Notes, Series 2004-HE1
                                                       Statement to Securityholder                                                          Distribution Date: 01/25/05

                                                Original        Beginning                                           Unpaid                              Ending
                                Certificate    Certificate      Certificate                                         Principal       Total             Certificate
      Class            Cusip       Rate         Balance          Balance                Interest      Principal     Amount     Distribution             Balance

         A           92975NAA5  2.637500%    1,000,000,000.00  886,884,804.71         1,884,322.26  22,087,749.28     0.00     23,972,071.54        864,797,055.43

Factors per Thousand                                            886.88480471           1.88432226     22.08774928                23.97207154          864.79705543

  Certificate           n/a        n/a             0.00        3,703,522.46               0.00           0.00         0.00          0.00              4,934,808.29

     Totals                                 1,000,000,000.00  886,884,804.71        1,884,322.26    22,087,749.28    0.00      23,972,071.54      864,797,055.43

                                                                            - Page 1 -
Purchase at www.SoftInterface.COM
                                                                                                 Bond Interest Information

                                                          Type of                       Accrual                          Moody's            S&P              Fitch
     Class                   Cusip                     Certificate                        Period           LIBOR      Original Rating* Original Rating* Original Rating*

         A              92975NAA5                   Senior/Variable                       29/360          2.41750%          Aaa             AAA               n/a

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated June 17, 2004

                                                                                                       - Page 2 -
Purchase@SoftInterface.com
                                 Bond Interest Information

           Current          Current                   Current      Outstanding           Cumulative
Class    Interest Due   Interest Shortfall       Shortfall Paid  Shortfall to be Paid  Interest Shortfall

 A       1,884,322.26         0.00                     0.00             0.00                 0.00

                                            - Page 3 -
Purchase to remove nag lines
                      Collection Activity

Interest

Interest Collected                           3,585,247.72

(Additional Balance Interest)                    0.00

(Relief Act Shortfalls)                          0.00

Total Interest Collected                     3,585,247.72

Principal
Principal Collected                         46,246,405.24

Net Liquidation Proceeds                         0.00

Substitute Adjustment Amount                     0.00

Other Principal Collected                        0.00

(Additional Balance Increase)                    0.00

(Draw Amounts)                              (25,392,426.71)

Total Principal Collected                   20,853,978.53

Additional Funds

Additional Funds from the Funding Account        0.00
Draws from the Policy                            0.00
Yield Maintenance Payment                        0.00

Total Additional Funds Collected                 0.00

Total Available Collections                 24,439,226.25

                              - Page 4 -
Purchase at www.SoftInterface.COM
                   Collateral Information

Periodic Information
Beginning Collateral Balance               890,588,327.17
Ending Collateral Balance                  869,731,863.72
Current Liquidation Loss Amounts              2,484.92
Cumulative Liquidation Loss Amounts          97,408.54
Gross WAC                                      4.810%
Net WAC                                        4.422%
WAM                                             209
AGE                                              7
Gross CPR                                     47.265%
Net CPR                                       24.748%
Draw Rate                                     29.328%

Original Information
Collateral Balance                        1,000,002,326.52
Number of Loans                                19,310
Gross WAC                                      4.094%
WAM                                             216
LIBOR                                         1.29125%

Overcollateralization Information
Overcollateralization Target Amount        10,010,052.39
Beginning Overcollateralization Amount      3,703,522.46
Ending Overcollateralization Amount         4,934,808.29
Overcollateralization Increase              1,231,285.83
Overcollateralization Decrease                  0.00

                             - Page 5 -
Purchase@SoftInterface.com
              Additional Account Activity

                       Funding Account

Beginning Balance                          0.00

Interest Earnings                          0.00

Deposits                                   0.00

Withdrawals                                0.00

Interest Earnings to Collection Account    0.00

Ending Balance                             0.00

Purchase to remove nag lines
                      Delinquency Information

Delinquent:                  #                 $           %

              30-59 Days     11            728,537.94    0.084%
              60-89 Days     2             249,208.69    0.029%
             90-119 Days     1             11,755.69     0.001%
             120-149 Days    0               0.00        0.000%
             150-179 Days    0               0.00        0.000%
              180+ Days      1             10,052.39     0.001%

                Total        15            999,554.71   0.115%

Foreclosure:                 #                 $           %

                             1             10,052.39     0.001%

REO:                         #                 $           %

                             0               0.00        0.000%

                              - Page 7 -
Purchase at www.SoftInterface.COM
                                               Miscellaneous Reporting Items

                        Fees                                                         Additional Information

Servicing Fee                      371,078.47           # of Loans using a Promotional Rate                         19,424
Enhancer Premium                   96,076.23            Promotional Advances                                   1,656,558.24
Indenture Trustee Expenses           0.00               3 Largest Mortgage Loan Balances                       5,245,015.22
Paying Agent Expenses                0.00               Additional Balances created during the first
                                                         Rapid Amortization Period                                     0.00
Total Fees                         467,154.70           Cumulative Liquidation Loss Amount %                        0.010%
                                                        Cumulative Subsequent Mortgage Loans                           0.00
                                                        Deficiency Amount                                              0.00
                                                        Draws from Policy not yet Reimbursed                           0.00
                Amortization Period                     Percentage Interest Class A                                   100%
Revolving (Yes / No)                   No               Stepdown Cumulative Loss Test Met? (Yes / No)                   Yes
Managed Amortization (Yes / No)       Yes               Stepdown Date Active (Yes / No)                                  No
Rapid Amortization (Yes / No)          No               Stepdown Delinquency Test Met? (Yes / No)                       Yes

                                                         - Page 8 -
Purchase@SoftInterface.com